STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
	                (in thousands, except per share amounts)



                              For The Three Months Ended December 31,
                                   1998                   1997

                            Basic     Diluted       Basic     Diluted


Weighted average shares
outstanding:
  Common stock              55,841      55,841      54,596      54,596
  Shares available under
     options                     -       2,975           -       3,759
  Issuable upon conversion
     of debentures               -          47           -          47

Weighted average common
  and common equivalent
  shares outstanding        55,841      58,863      54,596      58,402


Net earnings               $22,824     $22,824     $17,036     $17,036
Interest expense, net,
  on debentures                  -           4           -           4

Net earnings applicable
  to common stock          $22,824     $22,828     $17,036     $17,040

Per share                  $   .41     $   .39     $   .31     $   .29


On July 23, 1998 the Company declared a two-for-one stock split, paid September 25, 1998 to shareholders of record on September 9, 1998. Accordingly, all share and per share information has been retroactively restated to reflect the stock split.












              STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
                	(in thousands, except per share amounts)


                             For The Nine Months Ended December 31,
                                   1998                   1997

                            Basic     Diluted       Basic     Diluted


Weighted average shares
outstanding:
  Common stock              55,494     55,494      54,269      54,269
  Shares available under
     options                    -       3,333           -       3,431
  Issuable upon conversion
     of debentures              -          47           -          47

Weighted average common
  and common equivalent
  shares outstanding        55,494     58,874      54,269      57,747


Net earnings               $68,888    $68,888     $52,600     $52,600
Interest expense, net,
  on debentures                 -          13            -         13

Net earnings applicable
  to common stock          $68,888    $68,901     $52,600     $52,613

Per share                  $  1.24    $  1.17     $   .97     $   .91

On July 23, 1998 the Company declared a two-for-one stock split, paid September 25, 1998 to shareholders of record on September 9, 1998. Accordingly, all share and per share information has been retroactively restated to reflect the stock split.